Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intcomex, Inc. and Subsidiaries

Miami, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2006, relating to the consolidated financial statements of Intcomex, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP Miami, Florida

May 11, 2006.